EXHIBIT 10.4B

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT TO THE AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED LICENSE AGREEMENT, together with exhibits and schedules attached hereto, (the “Amendment”) is entered into and effective as of March 4, 2009 (the “Amendment Date”) by and between Equilon Enterprises LLC dba Shell Oil Products US, a Delaware limited liability company, having a place of business at 910 Louisiana Street, Houston, Texas 77002, (“Shell”) and Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063 (“Codexis”). Shell and Codexis may each be referred to herein individually as a “Party” or, collectively, as the “Parties.”

WHEREAS, Shell and Codexis entered into (a) a certain Amended and Restated License Agreement, effective as of November 1, 2006 (the “License Agreement”) pursuant to which Codexis granted to Shell certain license rights under Codexis Patent Rights, Codexis Licensed Technology, Program Patent Rights and Program Technology so that Shell can manufacture, use, sell, offer for sale and import certain Licensed Products obtained from the conversion of biomass to fuels and/or fuel additives and/or lubricants, and (b) a certain Amended and Restated Collaborative Research Agreement, effective as of November 1, 2006, (the “Research Agreement”) pursuant to which the Parties have collaborated to develop certain new biocatalytic processes for use in the conversion of biomass to fuels and/or fuel additives and/or lubricants; and

WHEREAS, the Parties desire to amend certain of the terms of the License Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the promises and undertakings set forth herein, the Parties hereby agree as follows:

1.	ARTICLE 8, INDEMNIFICATION, shall be amended as follows:

(a)	Section 8.4 (Notification of Claim; Conditions to Indemnification Obligations) is hereby re-numbered and, hereafter, shall be referred to as Section 8.5.

(b)	ARTICLE 8, INDEMNIFICATION, is hereby amended to include the following:

8.4 Fuel Innovation Indemnification. Shell shall fully indemnify, defend and hold the Codexis Indemnitees harmless from and against any and all Losses arising out of any Third Party claims or suits arising from use by Shell or any Affiliate of Shell, or any Third Party acting on behalf or for the benefit of Shell or any Affiliate of Shell, of Fuel Innovation; provided that nothing in this Section 8.4 shall limit Codexis’ indemnification obligations under Section 8.1 with respect to any Losses arising out of any Third Party claims or suits arising from materials, technology, technical information, know-how, expertise and trade secrets relating to the biological manufacture of any compound that is, or the use of which is, Fuel Innovation. For purposes of this Section 8.4, the term “Fuel Innovation” means any technology and/or materials relating specifically to (a) a novel compound suitable for use as a liquid fuel, or as a fuel additive to a liquid fuel, or a Lubricant, and/or (b) the use of any compound as a liquid fuel, including without limitation any liquid fuel blend, or as a fuel additive to a liquid fuel, or a Lubricant, that, in (a) and/or (b), is or was developed under the Program by employees of or consultants to Codexis or an Affiliate of Codexis, alone or jointly with employees of or consultants to Shell or an Affiliate of Shell, during the Term, where (i) “liquid” means [*], (ii) “fuel additive” means [*], and (iii) “Term” has the meaning set forth in the Amended and Restated Research Agreement. For purposes of clarification, Fuel Innovation shall exclude any and all materials, technology, technical information, know-how, expertise and trade secrets relating to the biological manufacture of any compound that is, or the use of which is, Fuel Innovation.

2.	OTHER PROVISIONS.

All provisions of the License Agreement not expressly modified by this Amendment shall remain in full force and effect.

[Signature Page Follows]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the Amendment Date, each copy of which will for all purposes be deemed to be an original.

EQUILON ENTERPRISES LLC DBA SHELL OIL PRODUCTS US		CODEXIS, INC.

By:	/s/ Richard M. Oblath	By:	/s/ Alan Shaw
Name:	Richard M. Oblath	Name:	Alan Shaw
Title:	Attorney in Fact	Title:	President & CEO

[Signature Page to the Amendment to the

Amended and Restated License Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.